CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Other Service Providers", "Financial Highlights", and "Exhibit A: Form of Agreement and Plan of Reorganization 4. Representations and Warranties" in the Proxy Statement/Prospectus included in this Registration Statement (Form N-14) of Touchstone ETF Trust.

We also consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and the reference to our firm in the Statement of Additional Information, including references under the captions "Independent Registered Public Accounting Firm" and "Financial Statements", each dated April 28, 2023, each included in Post-Effective Amendment No. 233 to the Registration Statement (Form N-1A, File No. 002-80859) of Touchstone Strategic Trust, filed with the Securities and Exchange Commission, and each incorporated by reference into the Proxy Statement/Prospectus.

We also consent to the incorporation by reference of our report dated February 17, 2023, with respect to the financial statements and financial highlights of Touchstone Dynamic Allocation Fund (one of the funds constituting Touchstone Strategic Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year December 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

Cincinnati, Ohio

June 14, 2023